                                                                   EXHIBIT 10.17


                      AMENDMENT NO. 1 TO SERVICE AGREEMENT


This Agreement is entered into on October 11, 1996 between US ONE Communications, Inc. (USOC) and Phoenix Network, Inc. (Phoenix) in order that USOC compensate Phoenix in connection with engineering, implementation and testing of the new USOC Network Services under the Communications Services Agreement dated May 22, 1996 between USOC and Phoenix (as amended to date, the "Service Agreement"). The parties hereto acknowledge that Phoenix has to date provided assistance to USOC as a Beta customer in connection with implementation of the switch network as provided under the Services Agreement. In recognition of this assistance and of the service difficulties experienced in the initial phase of the service cutover coincident with the turn up of Phoenix traffic on the USOC switch in Denver, Colorado, and the continuing significant expenditure of energy and resources by Phoenix in assisting USOC in its implementation, engineering and testing of its new service offering in additional switch sites, USOC agrees to compensate Phoenix with a payment in
the aggregate amount of [                     ] payable in 10 equal monthly
installments of [                  ] on the 1st of each month retroactive to
August 1, 1996.

In consideration of USOC's Agreement to make such payments, Phoenix agrees to pay USOC in full for all invoices rendered to date under the Service Agreement and further agrees to release USOC from any claims for all losses, costs or expenses of any kind of Phoenix under the Service Agreement, whether actual, consequential, direct or indirect or otherwise, as a result of USOC's performance to date. In addition, USOC and Phoenix hereby agree to modify the Service Agreement to replace the Switch Implementation Schedule attached as Attachment I thereto with the revised Switch Implementation Schedule attached to the Agreement.

Barent S. Wagar                            Wallace M. Hammond

/s/ Barent S. Wagar                        /s/ Wallace M. Hammond
--------------------------                 ----------------------------
President and COO                          President and CEO
US ONE Communications, Inc.                Phoenix Network, Inc.





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                  US ONE CLASS 4 SWITCH INSTALLATION SCHEDULE


Date                                              Initial Switch Installation
------------------------------------        ------------------------------------
                           July-1996        Denver
                         August-1996               --
                      September-1996               --
                        October-1996        Chicago
                       November-1996               --
                       December-1996        New York City
                        January-1997        Tampa
                       February-1997        Los Angeles
                          March-1997        Boston
                          April-1997        Dallas & San Francisco
                            May-1997        Minneapolis & Atlanta
                           June-1997        Seattle & Washington, D.C.
                           July-1997        Kansas City & Columbus
                         August-1997        Philadelphia & Detroit
                      September-1997        Miami
                        October-1997        Houston
                       November-1997               --
                       December-1997               --

------------------------------------        ------------------------------------